UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 9, 2012

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)

Amendment of Employment Agreement with Michael J. Kasbar

Effective as of March 30, 2012, World Fuel Services Corporation (the “Company”) and Michael J. Kasbar amended the employment agreement between the Company and Mr. Kasbar, dated as of March 14, 2008, as previously amended, in order to extend the expiration date from December 31, 2015 to December 31, 2016. The expiration of Mr. Kasbar’s employment agreement is now scheduled to coincide with the end of the performance period applicable to a special grant of performance-based restricted shares of Company common stock, which the Compensation Committee of the Company’s Board of Directors approved on March 30, 2012.

Furthermore, Mr. Kasbar’s employment agreement was also amended to remove the provision stating that his current annual base salary is $750,000.  Going forward, Mr. Kasbar’s base salary will be determined by the Compensation Committee from time to time.  In connection with establishing Mr. Kasbar's 2012 incentive-based compensation program, Mr. Kasbar voluntarily agreed that his 2012 annual base salary would be reduced to $575,000 from $750,000.

Item 9.01.    Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description

10.1	Amendment No. 2, dated April 9, 2012, to Agreement between World Fuel Services Corporation and Michael J. Kasbar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	April 13, 2012	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
Senior Vice President, General Counsel and Corporate Secretary

3